As filed with the Securities and Exchange Commission on September 29, 2000.
                                                 Registration No. 333-44170


                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                              AMENDMENT NO. 2


                                     TO

                                  FORM S-3
                        REGISTRATION STATEMENT UNDER
                         THE SECURITIES ACT OF 1933


                         CHAMPION ENTERPRISES, INC.
           (Exact name of Registrant as specified in its charter)

                                  MICHIGAN
                      (State or other jurisdiction of
                       incorporation or organization)

                                 38-2743168
                    (I.R.S. Employer Identification No.)

                      2701 CAMBRIDGE COURT, SUITE 300
                           AUBURN HILLS, MI 48326
                               (248) 340-9090
  (Address, Including Zip Code, and Telephone Number, Including Area Code,
             of each Registrant's Principal Executive Offices)

                            JOHN J. COLLINS, JR.
            SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                      2701 CAMBRIDGE COURT, SUITE 300
                           AUBURN HILLS, MI 48326
                               (248) 340-9090
         (Name, Address, Including Zip Code, and Telephone Number,
                 Including Area Code, of Agent for Service)

                                  Copy to:


         DAVID J. GOLDSCHMIDT, ESQ.               D. RICHARD MCDONALD, ESQ.
  SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP          DYKEMA GOSSETT PLLC
               4 TIMES SQUARE                 39577 WOODWARD AVENUE, SUITE 300
          NEW YORK, NEW YORK 10036            BLOOMFIELD HILLS, MICHIGAN 48304
               (212) 735-3574                       (248) 203-0700


             APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE
            TO THE PUBLIC: FROM TIME TO TIME AFTER THE EFFECTIVE
                    DATE OF THIS REGISTRATION STATEMENT.


  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. |_|

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: |_|



         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


                                                 CALCULATION OF REGISTRATION FEE
================================================================================================================================
  Title of Each Class of Securities       Amount to be         Proposed Maximum          Proposed Maximum         Amount of
           to be Registered              Registered (1)           Aggregate             Aggregate Offering     Registration Fee
                                                            Price Per Unit (1) (2)      Price (1) (2) (3)
--------------------------------------------------------------------------------------------------------------------------------
Common stock, $1.00 par value (4).....

Preferred stock,  no par value........

Depositary shares.....................

Senior debt securities................

Subordinated debt securities..........

Warrants..............................

Guarantees of debt securities (5).....

   Total                                  $400,000,000               100%                    $400,000,000       $105,600
=================================================================================================================================


(1) An indeterminate number of or aggregate principal amount of the securities is being registered as may at various times be issued at indeterminate prices, with an aggregate public offering price not to exceed $400,000,000 or the equivalent thereof in one or more currencies.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

(3) Separate consideration may not be received for registered securities that are issuable upon exercise, conversion or exchange of other securities.

(4) Attached to each share of common stock is one right to purchase 1/200th of a share of Champion Enterprises, Inc.'s preferred stock, issued under Champion Enterprises, Inc.'s shareholder rights agreement.

(5) Guarantees of debt securities may be issued by the subsidiaries of Champion Enterprises, Inc. No separate consideration will be received for the issuance of these guarantees. Pursuant to Rule 457(n), no separate fee is payable for the guarantees.



OTHER REGISTRANTS

                                                                          PRIMARY
                                                                          STANDARD
                                                                          INDUSTRIAL
                                                 JURISDICTION             CLASSIFICA-          IRS EMPLOYER
                                                     OF                    TION CODE           IDENTIFICATION
NAME OF CORPORATION                              INCORPORATION              NUMBER                 NUMBER

A-1 Homes Group, Inc.                                Michigan                   5271              38-3416642
Accent Mobile Homes, Inc.                            North Carolina             5271              56-1642122
Alpine Homes, Inc.                                   Colorado                   5271              84-1138020
American Transport, Inc.                             Nevada                     4213              88-0285995
Art Richter Insurance, Inc.                          Kentucky                   6411              61-0718629
Auburn Champ, Inc.                                   Michigan                   2451              38-3264202
Bryan Mobile Homes, Inc.                             Texas                      5271              74-2313981
Builders Credit Corporation                          Michigan                   2451              38-2725018
CAC Funding Corporation                              Michigan                   2451              38-2756279
Cal-Nel, Inc.                                        Texas                      5271              75-2753033
Care Free Homes, Inc.                                Michigan                   5271              87-0633793
Central Mississippi Manufactured
         Housing, Inc.                               Mississippi                5271              65-0561149
Champion Financial Corporation                       Michigan                   2451              38-2742043
Champion GP, Inc.                                    Michigan                   5271              38-3548969
Champion Home Builders Co.                           Michigan                   2451              38-2744984
Champion Home Communities, Inc.                      Michigan                   2451              38-1947996
Champion Motor Coach, Inc.                           Michigan                   3713              38-2721632
Champion Retail, Inc.                                Michigan                   5271              38-3392154
Chandeleur Homes, Inc.                               Michigan                   2451              38-3213165
CHI, Inc.                                            Oklahoma                   5271              74-2813105
Cliff Ave. Investments, Inc.                         South Dakota               5271              46-0365898
Colonial Housing, Inc.                               Texas                      5271              75-2022082
Country Estates Homes, Inc.                          Oklahoma                   5271              73-1430526
Countryside Homes, Inc.                              North Dakota               5271              45-0414879
Crest Ridge Homes, Inc.                              Michigan                   2451              38-3213167
Crestpointe Financial Services, Inc.                 Delaware                   2451              75-2140765
Dutch Housing, Inc.                                  Michigan                   2451              38-3157863
Factory Homes Outlet, Inc.                           Idaho                      5271              88-0283245
Fleming County Industries, Inc.                      Kentucky                   2451              61-1078339
Gateway Acceptance Corp.                             South Dakota               5271              46-0372684
Gateway Mobile & Modular Homes, Inc.                 Nebraska                   5271              47-0709908
Gateway Properties Corp.                             South Dakota               5271              46-0426796
Gem Homes, Inc.                                      Delaware                   2451              76-0164265
Genesis Home Centers, Limited Partnership            Michigan                   5271              38-3548972
Grand Manor, Inc.                                    Michigan                   2451              38-3281658
Heartland Homes, Inc.                                Texas                      5271              75-2797283
HomePride Finance Corp.                              Michigan                   5271              38-3454767
Homes America Finance, Inc.                          Nevada                     5271              88-0351418
Homes America, Inc.                                  Michigan                   5271              38-3484901
Homes America of Arizona, Inc.                       Arizona                    5271              86-0895662
Homes America of California, Inc.                    California                 5271              33-0697358
Homes America of Oklahoma, Inc.                      Oklahoma                   5271              73-1489573
Homes America of Phoenix, LLC                        Michigan                   5271              38-3532443
Homes America of Utah, Inc.                          Utah                       5271              87-0540727
Homes America of Wyoming, Inc.                       Wyoming                    5271              88-0233834
Homes of Legend, Inc.                                Michigan                   2451              38-3284410
Homes of Merit, Inc.                                 Florida                    2451              59-1438488
I.D.A., Inc.                                         Oklahoma                   5271              73-1384625
Imperial Housing, Inc.                               Texas                      5271              31-1644691
Investment Housing, Inc.                             Texas                      5271              75-1765938
Iseman Corp.                                         South Dakota               5271              46-0365899
Jasper Mobile Homes, Inc.                            Texas                      5271              75-2652399
Lake Country Living, Inc.                            Texas                      5271              75-1912454
Lamplighter Homes, Inc.                              Washington                 5271              91-1219267
Lamplighter Homes (Oregon), Inc.                     Oregon                     5271              93-0976577
M&J Southwest Development Corp.                      Texas                      5271              76-0237524
Manufactured Housing of Louisiana, Inc.              Michigan                   5271              72-1416792
Mobile Factory Outlet, Inc.                          Texas                      5271              74-1758315
Moduline International, Inc.                         Washington                 2451              91-0828539
Northstar Corporation                                South Dakota               5271              46-0433873
Philadelphia Housing Center, Inc.                    Mississippi                5271              64-0863980
Prairie Ridge, Inc.                                  Kansas                     5271              46-2935648
Premier Housing, Inc.                                Texas                      5271              74-2697710
Redman Business Trust                                Delaware                   2451              75-6469646
Redman Homes Management
         Company, Inc.                               Delaware                   2451              75-2573061
Redman Homes, Inc.                                   Delaware                   2451              75-1364957
Redman Industries, Inc.                              Delaware                   2451              75-2246805
Redman Investment, Inc.                              Delaware                   2451              75-2208257
Redman Management Services
         Business Trust                              Delaware                   2451              75-6469645
Redman Retail, Inc.                                  Delaware                   5271              75-2021720
Regency Supply Company, Inc.                         Delaware                   2451              75-2155269
San Jose Advantage Homes, Inc.                       California                 5271              77-0411951
Service Contract Corporation                         Michigan                   2451              38-2719552
Southern Showcase Finance, Inc.                      Michigan                   5271              56-2084038
Southern Showcase Housing, Inc.                      North Carolina             5271              56-1686678
Star Fleet, Inc.                                     Indiana                    4213              35-1840506
The Okahumpka Corporation                            Florida                    2451              59-2175753
Thomas Homes of Austin, Inc.                         Texas                      5271              74-2755508
Thomas Homes of Buda, Inc.                           Texas                      5271              74-2755509
Thomas Homes of Texas, Inc.                          Texas                      5271              74-2586762
Tom Terry Enterprises, Inc.                          Nevada                     5271              88-0201258
Trading Post Mobile Homes, Inc.                      Kentucky                   5271              61-0945344
U.S.A. Mobile Homes, Inc.                            Oregon                     5271              93-0980361
Victory Investment Company                           Oklahoma                   5271              73-0961344
Vidor Mobile Home Center, Inc.                       Texas                      5271              74-1760670
Western Homes Corporation                            Delaware                   2451              75-2276910
Whitworth Management, Inc.                           Nevada                     5271              88-0233834
Wright's Mobile Homes, Inc.                          Texas                      5271              76-0472967


         The address, including zip code, and telephone number, including area code, of the principal offices of the other registrants listed above is 2701 Cambridge Court, Suite 300, Auburn Hills, MI 48326 (248) 340-9090.



The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer of sale is not permitted.


              SUBJECT TO COMPLETION, DATED SEPTEMBER 29, 2000


PROSPECTUS

                                $400,000,000

                         CHAMPION ENTERPRISES, INC.

                                Common Stock
                              Preferred Stock
                             Depositary Shares
                              Debt Securities
                                  Warrants
                     ---------------------------------


         We urge you to read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision. We will provide specific terms of these securities in supplements to this prospectus.

         Our common stock is traded on the New York, Chicago and Pacific Stock Exchanges. Unless we state otherwise in a prospectus supplement, we will not list any other of these securities on any securities exchange.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

                The date of this prospectus is_____________

We may not sell these securities or accept any offer to buy these securities until we deliver this prospectus and an accompanying prospectus supplement in final form. We are not using this prospectus and any accompanying prospectus supplement to offer to sell these securities or to solicit offers to buy these securities in any place where the offer or sale is not permitted.

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY CHAMPION ENTERPRISES, INC. OR ANY UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT, NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF CHAMPION SINCE THE DATE HEREOF. THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE ANY OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                             TABLE OF CONTENTS

                                                                         Page

ABOUT THIS PROSPECTUS......................................................1
WHERE YOU CAN FIND MORE INFORMATION........................................1
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING
         STATEMENTS........................................................2
CHAMPION ENTERPRISES, INC..................................................3
USE OF PROCEEDS............................................................3
RATIO OF EARNINGS TO FIXED CHARGES.........................................3
RISK FACTORS...............................................................4
DESCRIPTION OF SECURITIES..................................................4
DESCRIPTION OF CAPITAL STOCK ..............................................4
DESCRIPTION OF DEPOSITARY SHARES..........................................11
DESCRIPTION OF DEBT SECURITIES............................................15
PLAN OF DISTRIBUTION......................................................24
LEGAL OPINIONS............................................................26
EXPERTS ..................................................................26


                           ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of proceeds of $400 million. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the manner in which the securities will be offered. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

                    WHERE YOU CAN FIND MORE INFORMATION

         Champion Enterprises, Inc. files reports, proxy statements, and other information with the SEC. Such reports, proxy statements, and other information concerning Champion can be read and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Champion. Champion's common stock is listed on the New York Stock Exchange, the Chicago Stock Exchange, and the Pacific Stock Exchange under the trading symbol "CHB." These reports, proxy statements, and other information are also available for inspection at the offices of the NYSE, 20 Broad Street, New York, New York 10005 and at the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104.

         This prospectus is part of a registration statement filed with the SEC by Champion. The full registration statement can be obtained from the SEC as indicated above, or from Champion.

         The SEC allows Champion to "incorporate by reference" the information it files with the SEC. This permits Champion to disclose important information to you by referencing these filed documents. Any information referenced this way is considered part of this prospectus, and any information filed with the SEC subsequent to this prospectus will automatically update and supersede this information. Champion incorporates by reference the documents listed below which have been filed with the SEC:

         o     Annual Report on Form 10-K for the fiscal year ended January
               1, 2000;


         o Quarterly Reports on Form 10-Q for the quarters ended April 1, 2000 and July 1, 2000;

         o     Current Report on Form 8-K filed June 16, 2000; and

         o     Current Report on Form 8-K filed September 18, 2000.



         Champion incorporates by reference any future filings made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 from the date of this prospectus until Champion files a post-effective amendment which indicates the termination of the offering of the securities made by this prospectus.

         Any statement contained in a document incorporated or considered to be incorporated by reference in this registration statement shall be considered to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this registration statement or in any subsequently filed document that is or is considered to be incorporated by reference modifies or supersedes such statement. Any statement that is modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

         Champion will provide without charge, upon written or oral request, a copy of any or all of the documents which are incorporated by reference in this prospectus, other than exhibits which are specifically incorporated by reference into such documents. Requests should be directed to Investor Relations, Champion Enterprises, Inc., 2701 Cambridge Court, Suite 300, Auburn Hills, Michigan 48326 (telephone number (248) 340-9090).

         CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

         Some statements contained in this document or incorporated by reference in this document constitute forward-looking statements as such term is defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Some factors could cause actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to:

         o the relative cost of manufactured housing versus other forms of housing;

         o general economic trends, including inflation and unemployment rates, consumer confidence, job growth and interest rates;

         o changes in demographics, including new household formations and the number of Americans on fixed incomes;

         o the availability and cost of wholesale financing for dealers of, and retail financing for purchasers of, manufactured homes;

         o changes in government regulations and policies, including Housing and Urban Development regulations, local building codes and zoning regulations;

         o     changes in regional markets and the U.S. economy as a whole;
               and

         o competitive and other factors affecting business beyond Champion's control.


                         CHAMPION ENTERPRISES, INC.

         Champion Enterprises, Inc. is the world's largest homebuilder, with 57 manufacturing facilities in 17 states and two Canadian provinces. Since the company was founded in 1953, we have built more than 1.4 million homes. The homes are constructed in a quality-controlled environment at our off-site manufacturing facilities, sold through our national retailer network, then transported to the home site.

         We are also one of the industry's leading retailers, operating 290 retail housing centers in 29 states. In addition, our homes are sold through over 1,000 independent retail locations that have joined our Alliance of Champions marketing program.

         Through HomePride Finance Corp., our finance business, we provide retailers with access to consumer credit at competitive rates by consolidating significant loan origination volume. Champion Development Corp., our development arm, is one of the nation's leading manufactured housing community developers, with investments in 14 communities in 7 states.

         Champion has approximately 15,000 employees. Our principal executive offices are located at 2701 Cambridge Court, Suite 300, Auburn Hills, Michigan 48326. Our telephone number is (248) 340-9090. Our web site is www.championhomes.net. The information contained on our web site is not incorporated by reference in this prospectus.

         All references to "we," "us," "our," or "Champion" in this prospectus are to Champion Enterprises, Inc.


                              USE OF PROCEEDS

         Unless otherwise specified in a prospectus supplement, Champion intends to use the net proceeds of any securities sold for general corporate purposes.


                     RATIO OF EARNINGS TO FIXED CHARGES

         The following table shows Champion's ratio of earnings to fixed charges for the 26 weeks ended July 1, 2000 and for each of the five most recent fiscal years.


                                                                                              26 WEEKS
                                                           FISCAL YEAR ENDED                    ENDED

                                                  12/30/95 12/28/96  1/3/98   1/2/99   1/1/00   7/1/00

Ratio of Earnings to Fixed Charges................  26.3     29.1     91.4     9.4      3.5      1.4


         IN COMPUTING THE RATIO, EARNINGS CONSIST OF PRE-TAX INCOME FROM CONTINUING OPERATIONS, EXCLUDING LOSSES OF UNCONSOLIDATED AFFILIATES, PLUS FIXED CHARGES. FIXED CHARGES REPRESENT TOTAL INTEREST CHARGES, A PORTION OF OPERATING RENTALS REPRESENTATIVE OF THE INTEREST FACTOR, AND AMORTIZATION OF DEBT DISCOUNT AND EXPENSE.


                                RISK FACTORS

         The prospectus supplement applicable to each type or series of securities we offer will contain a discussion of risks applicable to an investment in Champion and to the particular types of securities that we are offering under that prospectus supplement. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the caption "Risk Factors" in the applicable prospectus supplement, together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus.


                         DESCRIPTION OF SECURITIES

         This prospectus contains a summary of the common stock, preferred stock, depositary shares, debt securities, and warrants. These summaries are not meant to be a complete description of each security. However, this prospectus and the accompanying prospectus supplement contain the material terms and conditions for each security.

         Any of the securities described herein and in a prospectus supplement may be issued separately or as part of a unit consisting of two or more securities, which may or may not be separable from one another.

         Listing, Transfer Agent and Registrar. Champion's common stock is listed on the New York, Chicago and Pacific Stock Exchanges as ChampEnt and has a ticker symbol of CHB. The transfer agent and registrar for the common stock is American Stock Transfer and Trust Company, 59 Maiden Lane, New York, NY 10007. Unless we state otherwise in a prospectus supplement accompanying this prospectus, we will not list any other of the securities described below on any securities exchange.


                        DESCRIPTION OF CAPITAL STOCK

         Our authorized capital stock is 120,000,000 shares of common stock, $1.00 par value, and 5,000,000 shares of preferred stock, no par value. At August 4, 2000, 47,246,552 shares of common stock and no shares of preferred stock were outstanding. In addition to the summary of our capital stock that follows, we encourage you to review our articles of incorporation and bylaws, which we have filed with the SEC.

COMMON STOCK

         Holders of our common stock are entitled to one vote for each share held of record on all matters on which shareholders are generally entitled to vote. The vote of the holders of a majority of the stock represented at a meeting at which a quorum is present is generally required to take shareholder action, unless a greater vote is required by law. Directors are elected by a plurality of the votes cast at any election and there is no cumulative voting of shares.

         Holders of common stock have no preemptive rights. Subject to the applicable laws and the rights of the holders of preferred stock, holders of common stock are entitled to such dividends as may be declared by our board of directors. The common stock is not entitled to any sinking fund, redemption or conversion provisions. Upon our dissolution, liquidation or winding up, the holders of our common stock are entitled to share ratably in our net assets remaining after the payment of all creditors and liquidation preferences of preferred stock. The outstanding shares of common stock are duly authorized, validly issued, fully paid and nonassessable. There will be a prospectus supplement relating to any offering of common stock offered by this prospectus.

PREFERRED STOCK

         We may issue preferred stock in one or more series with any rights and preferences that may be authorized by our board of directors. A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. They will include:

         o     the title and stated value of the preferred stock;

         o the price or prices at which the preferred stock may be purchased;

         o the number of shares of the preferred stock offered, the liquidation preference per share, and the offering price of the preferred stock;

         o the dividend rate(s), period(s), and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

         o whether dividends shall be cumulative or non cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

         o the procedures for an auction and remarketing, if any, for the preferred stock;

         o the provisions for a sinking fund, if any, for the preferred stock;

         o     the voting rights of the preferred stock;

         o the provisions for redemption, if applicable, of the preferred stock;

         o the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock of Champion, including the conversion price, or the manner of calculating the conversion price and conversion period;

         o if appropriate, a discussion of United States federal income tax considerations applicable to the preferred stock;

         o all series of preferred stock rank on a parity with each other and rank senior to common stock with respect to payment of dividends and distributions of assets upon liquidation; and

         o any other specific terms, preferences, rights, limitations, or restrictions of the preferred stock.

         Holders of our preferred stock will have no preemptive rights.

         Conversion or Exchange. The terms, if any, on which the preferred stock may be convertible into or exchangeable for common stock or other securities of Champion will be detailed in the preferred stock prospectus supplement. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder, or at the option of Champion, and may include provisions pursuant to which the number of shares of common stock or other securities of Champion to be received by the holders of preferred stock would be subject to adjustment.

WARRANTS

         Champion may issue warrants, including warrants to purchase common stock, preferred stock, including preferred stock represented by depositary shares, debt securities, or any combination of the foregoing. Warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The warrants will be issued under warrant agreements to be entered into between Champion and a warrant agent as detailed in the prospectus supplement relating to warrants being offered.

         The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

         o     the title of the warrants;

         o     the aggregate number of the warrants;

         o     the price or prices at which the warrants will be issued;

         o the currencies in which the price or prices of the warrants may be payable;

         o the designation, amount, and terms of the offered securities purchasable upon exercise of the warrants;

         o the designation and terms of the other offered securities, if any, with which the warrants are issued and the number of the warrants issued with each security;

         o if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

         o the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

         o the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

         o the minimum or maximum amount of the warrants which may be exercised at any one time;

         o     information with respect to book-entry procedures, if any;

         o     a discussion of any federal income tax considerations; and

         o any other material terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

IMPORTANT PROVISIONS OF THE ARTICLES OF INCORPORATION AND BYLAWS OF CHAMPION, MICHIGAN LAW AND CHAMPION'S RIGHTS AGREEMENT

         The articles of incorporation and bylaws of Champion, Michigan law and Champion's rights agreement contain provisions, summarized below, that could have the effect of delaying, deterring or preventing a merger, tender offer, or other takeover attempt of Champion. This summary is subject to, and qualified in its entirety by, the provisions of the articles, the bylaws and the rights agreement, as well as the provisions of any applicable laws.

         Important Provisions of the Articles of Incorporation and Bylaws. For instance, our bylaws permit incumbent directors to fill any vacancies on the board of directors, however occurring, whether by an increase in the number of directors, death, resignation, retirement, disqualification, removal from office or otherwise, unless filled by proper action of the shareholders. In addition, our bylaws require shareholders to give advance notice of proposals to be presented at meetings of shareholders, including director nominations.

         These provisions, as well as the provisions of Chapters 7A and 7B of the Michigan Business Corporation Act (the "MBCA") described below, may delay shareholder actions with respect to business combinations and the election of new members to our board of directors. As such, the provisions could discourage open market purchases of our common stock because a shareholder who desires to participate in a business combination or elect a new director may consider them disadvantageous. Additionally, the issuance of preferred stock could delay or prevent a change of control or other corporate action.

         Michigan Law. Chapter 7A of the MBCA provides that business combinations subject to Chapter 7A between a Michigan corporation and a beneficial owner of shares entitled to 10% or more of the voting power of such corporation generally require the affirmative vote of 90% of the votes of each class of stock entitled to vote, and not less than two-thirds of each class of stock entitled to vote (excluding voting shares owned by such 10% owner), voting as a separate class. Such requirements do not apply if:

         o the corporation's board of directors approves the transaction prior to the time the 10% owner becomes such; or

         o the transaction satisfies fairness standards, other specified conditions are met, and the 10% owner has been such for at least five years.

         Chapter 7B of the MBCA provides that, unless a corporation's articles of incorporation or bylaws provide that Chapter 7B does not apply, "control shares" of a corporation acquired in a control share acquisition have no voting rights except as granted by the shareholders of the corporation. "Control shares" are shares which, when added to shares previously owned by a shareholder, increase such shareholder's ownership of voting stock to:

         o     more than 20% but less than 33 1/3%;

         o     more than 33 1/3% but less than a majority; or

         o more than a majority of the votes to which all of the capital stock of the corporation is entitled to vote in the election of directors.

         A control share acquisition must be approved by the affirmative vote of a majority of all shares entitled to vote excluding voting shares owned by the acquirer and specified officers and directors. Currently, our bylaws provide that we are subject to the provisions of Chapter 7B. While our board of directors has no present plan to do so, our board of directors may, in its sole discretion, elect not to be subject to Chapter 7B in the future by amending our bylaws.

         Rights Agreement. On January 9, 1996, our board of directors declared a dividend distribution of one right for each outstanding share of our common stock payable to shareholders of record on February 5, 1996. Each right initially entitled its holder to purchase from us 1/100th of a share of our Series A preferred stock at a price of $140 per 1/100th of a share, subject to adjustment to prevent dilution. As a result of the 2-for-1 stock split of common stock effective May 31, 1996, each right now represents the right to purchase 1/200th of a share of Series A preferred stock at a price of $140 per 1/200th of a share.

         The rights trade together with our common stock. The rights may be exercised or traded separately only after the earlier of:

         o ten business days following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding shares of our common stock (that person or group being referred to as an "acquiring person"); or

         o ten business days following the commencement or announcement of an intention to commence a tender offer or exchange offer by any person if, upon consummation thereof, such person would be an acquiring person.

         In the event (each referred to as a "triggering event") that,

         o we were acquired in a merger or other business combination transaction in connection with which all or a part of our common stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property; or

         o     50% or more of our assets or earning power were sold,

then each holder of a right, other than the acquiring person whose rights will become void upon the occurrence of either event, will have the right to receive upon exercise at the then-current exercise price of the right, that number of shares of common stock of the acquiring person which at the time of such transaction would have a market value of two times the exercise price of the right.

         Additionally, in the event (each referred to as a "triggering event") that,

         o we were the surviving corporation in a merger and our common stock were not changed or exchanged; or

         o an acquiring person engages in one of a number of self-dealing transactions specified in the rights agreement; or

         o in certain circumstances, an acquiring person becomes the beneficial owner of 20% or more of the outstanding shares of our common stock,

then each holder of a right, other than the acquiring person whose rights will become void upon the occurrence of either event, will have the right to receive upon exercise at the then-current exercise price of the right, that number of shares of our common stock (or, in certain circumstances, a combination of cash, other property, preferred stock, common stock and/or other securities) having a market value of two times the exercise price of the right.

         Subject to certain conditions relating to approval by continuing directors (as defined in the rights agreement), at any time prior to 5:00 P.M., Detroit time, on the tenth business day following the public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 20% or more of the outstanding shares of our common stock, our board of directors may redeem the rights at a redemption price of $0.005 per right.

         Additionally, the continuing directors may at any time prior to the occurrence of a triggering event, redeem the then outstanding rights at the redemption price; provided that such redemption is performed in connection with the consummation of a merger or other business combination but not involving an acquiring person or its affiliates or associates which is determined to be in the best interests of the company and our shareholders by a majority of the continuing directors or by the holders of 80% of our outstanding common stock not owned by the acquiring person or its affiliates or associates.

         Our board of directors may amend the rights at any time without shareholder approval. The rights will expire by their terms on February 5, 2006.

         The rights have certain anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire Champion in a manner that causes the rights to become exercisable. We believe, however, that the rights would neither affect any prospective offeror willing to negotiate with our board of directors nor interfere with any merger or other business combination approved by the board of directors.


                      DESCRIPTION OF DEPOSITARY SHARES

         The following briefly summarizes the material provisions of the deposit agreement and of the depositary shares and depositary receipts. You should read the particular terms of any depositary shares and any depositary receipts that are offered by Champion and any deposit agreement relating to a particular series of preferred stock which will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered. You should read the more detailed provisions of the deposit agreement and the form of depositary receipt for provisions that may be important to you.

GENERAL

         Champion may, at its option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, Champion will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock.

         The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between Champion and a bank or trust company selected by Champion having its principal office in the United States and having a combined capital and surplus of at least $50,000,000, as preferred stock depositary. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

         The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

DIVIDENDS AND OTHER DISTRIBUTIONS

         The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the number of such depositary shares owned by such holders.

         The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled thereto. If the preferred stock depositary determines that it is not feasible to make such distribution, it may, with the approval of Champion, sell such property and distribute the net proceeds from such sale to such holders.

REDEMPTION OF PREFERRED STOCK

         If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of such series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed. Whenever Champion redeems shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method as the preferred stock depositary may decide.

WITHDRAWAL OF PREFERRED STOCK

         Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by such depositary receipts after surrendering the depositary receipts at the corporate trust office of the preferred stock depositary. Holders of depositary shares making such withdrawals will be entitled to receive whole shares of preferred stock on the basis set forth in the related prospectus supplement for such series of preferred stock. However, holders of such whole shares of preferred stock will not be entitled to deposit such preferred stock under the deposit agreement or to receive depositary receipts for such preferred stock after such withdrawal. If the depositary shares surrendered by the holder in connection with such withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

VOTING DEPOSITED PREFERRED STOCK

         Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such series of preferred stock. Each record holder of such depositary shares on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by such holder's depositary shares. The preferred stock depositary will try to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions. Champion will agree to take all reasonable actions that the preferred stock depositary determines as necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will vote all shares of any series of preferred stock held by it proportionately with instructions received if it does not receive specific instructions from the holders of depositary shares representing such series of preferred stock.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

         The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between Champion and the preferred stock depositary. However, any amendment that imposes additional charges or materially and adversely alters any substantial existing right of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the affected depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold such depositary receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the deposit agreement, which has been amended thereby. The deposit agreement automatically terminates if:

         (1)   all outstanding depositary shares have been redeemed;

         (2) each share of preferred stock has been converted into or exchanged for common stock; or

         (3) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of Champion and such distribution has been distributed to the holders of depositary shares.

         The deposit agreement may be terminated by Champion at any time and the preferred stock depositary will give notice of such termination to the record holders of all outstanding depositary receipts not less than 30 days prior to the termination date. In such event, the preferred stock depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of such depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by such depositary shares.

CHARGES OF PREFERRED STOCK DEPOSITARY; TAXES AND OTHER GOVERNMENTAL CHARGES

         No fees, charges and expenses of the preferred stock depositary or any agent of the preferred stock depositary or of any registrar shall be payable by any person other than Champion, except for any taxes and other governmental charges and except as provided in the deposit agreement. If the preferred stock depositary incurs fees, charges or expenses for which it is not otherwise liable hereunder at the election of a holder of a depositary receipt or other person, such holder or other person will be liable for such fees, charges and expenses.

RESIGNATION AND REMOVAL OF DEPOSITARY

         The preferred stock depositary may resign at any time by delivering to Champion notice of its intent to do so, and Champion may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary and its acceptance of such appointment. Such successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

MISCELLANEOUS

         The preferred stock depositary will forward all reports and communications from Champion which are delivered to the preferred stock depositary and which Champion is required to furnish to the holders of the deposited preferred stock.

         Neither the preferred stock depositary nor Champion will be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The obligations of Champion and the preferred stock depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. Champion and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.


                       DESCRIPTION OF DEBT SECURITIES

         The following description sets forth some general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities. For more information please refer to the applicable indenture. Capitalized terms used in this prospectus that are not defined will have the meanings given them in these documents.

         Any senior debt securities will be issued under a senior indenture to be entered into between Champion and the trustee named in the senior indenture, also referred to as the "senior trustee." Any subordinated debt securities will be issued under a subordinated indenture to be entered into between Champion and the trustee named in the subordinated indenture, also referred to as the "subordinated trustee." As used in this registration statement, the term "indentures" refers to both the senior indenture and the subordinated indenture, as applicable. Both indentures will be qualified under the Trust Indenture Act. As used in this registration statement, the term "debt trustee" refers to either the senior trustee or the subordinated trustee, as applicable.

         The following summaries of some material provisions of the senior debt securities, the subordinated debt securities, and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture and any supplemental indenture applicable to a particular series of debt securities, including the definitions in this registration statement of some terms. Except as otherwise indicated, the terms of any senior indenture and subordinated indenture, as applicable, will be identical.

GENERAL

         Each prospectus supplement will describe the following terms relating to a series of debt securities:

         o the title and aggregate principal amount of the debt securities;

         o whether the debt securities are senior debt securities or subordinated debt securities and the terms of subordination;

         o any limit on the amount of debt securities that may be issued;

         o whether any of the debt securities will be issuable in whole or in part in temporary or permanent global form or in the form of book-entry securities;

         o     the maturity date(s) of the debt securities;

         o the annual interest rate(s) (which may be fixed or variable) or the method for determining the rate(s) and the date(s) interest will begin to accrue on the debt securities, the date(s) interest will be payable, and the regular record dates for interest payment dates or the method for determining the record date(s);

         o the place(s) where payments with respect to the debt securities shall be payable;

         o Champion's right, if any, to defer payment of interest on the debt securities and the maximum length of any deferral period;

         o the date, if any, after which, and the price(s) at which, the series of debt securities may, pursuant to any optional redemption provisions, be redeemed at Champion's option, and other related terms and provisions;

         o the date(s), if any, on which, and the price(s) at which Champion is obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of debt securities and other related terms and provisions;

         o the denominations in which the series of debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

         o any mandatory or optional sinking fund or similar provisions respecting the debt securities;

         o the currency or currency units in which payment of the principal of, premium, if any, and interest on the debt securities shall be payable;

         o whether and under what circumstances we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes and whether we can redeem the debt securities if we have to pay additional amounts;

         o the terms pursuant to which the debt securities are subject to defeasance and satisfaction and discharge;

         o any addition to, or modification or deletion of, any event of default or any covenant of Champion specified in the applicable indenture with respect to the debt securities;

         o the terms and conditions, if any, pursuant to which the debt securities are secured; and

         o     any other terms of the debt securities.

         The debt securities may be issued as original issue discount securities. An original issue discount security is a debt security, including any zero-coupon debt security, which:

         o is issued at a price lower than the amount payable upon its stated maturity; and

         o provides that upon redemption or acceleration of the maturity, an amount less than the amount payable upon the stated maturity, shall become due and payable.

         United States federal income tax considerations applicable to debt securities sold at an original issue discount security will be described in the applicable prospectus supplement. In addition, United States federal income tax or other considerations applicable to any debt securities which are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

         Under the indentures, Champion will have the ability, in addition to the ability to issue debt securities with terms different from those of debt securities previously issued, without the consent of the holders, to reopen a previous issue of a series of debt securities and issue additional debt securities of that series, unless such reopening was restricted when the series was created, in an aggregate principal amount determined by Champion.

CONVERSION OR EXCHANGE RIGHTS

         The terms, if any, on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of Champion will be detailed in the prospectus supplement relating thereto. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder, or at the option of Champion, and may include provisions pursuant to which the number of shares of common stock or other securities of Champion to be received by the holders of such series of debt securities would be subject to adjustment.

GUARANTEES

         Any senior or subordinated debt securities may be guaranteed by one or more of the direct and indirect subsidiaries of Champion. Each prospectus supplement will describe any guarantees for the benefit of the series of debt securities to which it relates.

CONSOLIDATION, MERGER OR SALE

         Unless noted otherwise in a prospectus supplement, the indentures will not contain any covenant which restricts the ability of Champion to merge or consolidate, or sell, convey, transfer, or otherwise dispose of all or substantially all of their assets. However, any successor or acquirer of such assets must assume all of the obligations of Champion under the indentures or the debt securities, as appropriate.

EVENTS OF DEFAULT UNDER THE INDENTURE

         The following are events of default under the indentures with respect to any series of debt securities issued:

         o failure to pay interest on the debt securities when due and such failure continues for 30 days and the time for payment has not been extended or deferred;

         o failure to pay the principal or premium of the debt securities, if any, when due;

         o failure to deposit any sinking fund payment, when due, for any debt security and in the case of the subordinated indenture, whether or not the deposit is prohibited by the subordination provisions;

         o failure to observe or perform any other covenant contained in the debt securities or the indentures other than a covenant specifically relating to another series of debt securities, and such failure continues for 60 days after Champion receives notice from the debt trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series;

         o if the debt securities are convertible into shares of common stock or other securities of Champion, failure by Champion to deliver common stock or the other securities when the holder or holders of the debt securities elect to convert the debt securities into shares of common stock or other securities of Champion; and

         o particular events of bankruptcy, insolvency, or reorganization of Champion.

         The supplemental indenture or the form of security for a particular series of debt securities may include additional events of default or changes to the events of default described above. For any additional or different events of default applicable to a particular series of debt securities, see the prospectus supplement relating to such series.

         If an event of default with respect to debt securities of any series occurs and is continuing, the debt trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice in writing to Champion and to the debt trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately.

         The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to such series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest on the debt securities. Any such waiver shall cure such default or event of default.

         Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debt trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debt trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debt trustee, or exercising any trust or power conferred on the debt trustee, with respect to the debt securities of that series, provided that:

         o it is not in conflict with any law or the applicable indenture;

         o the debt trustee may take any other action deemed proper by it which is not inconsistent with such direction; and

         o subject to its duties under the Trust Indenture Act, the debt trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

         A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

         o the holder has given written notice to the debt trustee of a continuing event of default with respect to that series;

         o the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debt trustee to institute such proceedings as trustee; and

         o the debt trustee does not institute such proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after such notice, request, and offer.

         These limitations do not apply to a suit instituted by a holder of debt securities if Champion defaults in the payment of the principal, premium, if any, or interest on, the debt securities.

         Champion will periodically file statements with the debt trustee regarding its compliance with all of the conditions and covenants in the indentures.

MODIFICATION OF INDENTURE

         Champion and the debt trustee may change an indenture without the consent of any holders with respect to specific matters, including:

         o to cure any ambiguity, omission, defect, or inconsistency in such indenture;

         o to provide for the assumption by a successor person of the obligations of Champion under such indenture;

         o to add guarantees, including subsidiary guarantees, with respect to debt securities or to release subsidiary guarantors from subsidiary guarantees as provided by the terms of an indenture or to secure debt securities;

         o to add to the covenants of Champion for the benefit of holders of debt securities or to surrender any right or power conferred upon Champion;

         o to change anything that does not materially adversely affect the interests of any holder of debt securities of any series; or

         o to comply with any requirement of the SEC in connection with the qualification of an indenture under the Trust Indenture Act.

         In addition, under the indentures, the rights of holders of a series of debt securities may be changed by Champion and the debt trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, the following changes may only be made with the consent of each holder of any outstanding debt securities affected:

         o     change the fixed maturity of such series of debt securities;

         o reduce the principal amount, reduce the rate of, or extend the time of payment of interest, or any premium payable upon the redemption of any such debt securities;

         o reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity thereof;

         o a change in the currency in which any debt security or any premium or interest is payable;

         o impair the right to enforce any payment on or with respect to any debt security;

         o adversely change the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, such debt security (if applicable);

         o in the case of the subordinated indenture, modify the subordination provisions in a manner adverse to the holders of the subordinated debt securities;

         o if the debt securities are secured, change the terms and conditions pursuant to which the debt securities are secured in a manner adverse to the holders of the secured debt securities;

         o reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the applicable indenture or for waiver of compliance with certain provisions of the applicable indenture or for waiver of certain defaults;

         o reduce the requirements contained in the applicable indenture for quorum or voting;

         o change any obligations of Champion to maintain an office or agency in the places and for the purposes required by the indentures; or

         o     modify any of the above provisions.

FORM, EXCHANGE, AND TRANSFER

         The debt securities of each series will be issuable only in fully registered form without coupons and, unless otherwise specified in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures will provide that debt securities of a series may be issuable in temporary or permanent global form and may be issued as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by Champion and identified in a prospectus supplement with respect to such series.

         At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, debt securities of any series will be exchangeable for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

         Subject to the terms of the indentures and the limitations applicable to global securities detailed in the applicable prospectus supplement, debt securities may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by Champion or the security registrar) at the office of the security registrar or at the office of any transfer agent designated by Champion for such purpose. Unless otherwise provided in the debt securities to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange, but Champion may require payment of any taxes or other governmental charges. The security registrar and any transfer agent (in addition to the security registrar) initially designated by Champion for any debt securities will be named in the applicable prospectus supplement. Champion may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that Champion will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

         If the debt securities of any series are to be redeemed, Champion will not be required to:

         o issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities that may be selected for redemption and ending at the close of business on the day of such mailing; or

         o register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any such debt securities being redeemed in part.

INFORMATION CONCERNING THE DEBT TRUSTEE

         The debt trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only such duties as are specifically detailed in the indentures and, upon an event of default under an indenture, must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debt trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses, and liabilities that it might incur. The debt trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties unless it reasonably believes that it will be repaid or receive adequate indemnity.

PAYMENT AND PAYING AGENTS

         Unless otherwise indicated in the applicable prospectus supplement, payment of the interest on any debt securities on any interest payment date will be made to the person in whose name such debt securities (or one or more predecessor securities) are registered at the close of business on the regular record date for such interest.

         Principal of and any premium and interest on the debt securities of a particular series will be payable at the office of the paying agents designated by Champion, except that unless otherwise indicated in the applicable prospectus supplement, interest payments may be made by check mailed to the holder. Unless otherwise indicated in such prospectus supplement, the corporate trust office of the debt trustee in The City of New York will be designated as Champion's sole paying agent for payments with respect to debt securities of each series. Any other paying agents initially designated by Champion for the debt securities of a particular series will be named in the applicable prospectus supplement. Champion will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

         All moneys paid by Champion to a paying agent or the debt trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium, or interest has become due and payable will be repaid to Champion, and the holder of the security thereafter may look only to Champion for payment thereof.

GOVERNING LAW

         The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York except for conflicts of laws provisions and to the extent that the Trust Indenture Act shall be applicable.

SUBORDINATION OF SUBORDINATED DEBT SECURITIES

         Unless noted otherwise in a prospectus supplement, any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to some of Champion's other indebtedness to the extent described in a prospectus supplement. Additionally, unless noted otherwise in a prospectus supplement, the subordinated indenture will not limit the amount of subordinated debt securities which Champion may issue, nor will it limit Champion from issuing any other secured or unsecured debt.


                            PLAN OF DISTRIBUTION

         Champion may sell common stock, preferred stock, depositary shares, warrants, or any series of debt securities being offered hereby in one or more of the following ways at various times:

         o to underwriters for resale to the public or to institutional investors;

         o     directly to institutional investors; or

         o     through agents to the public or to institutional investors.

         The prospectus supplements will detail the terms of the offering of the securities, including the name or names of any underwriters or agents, the purchase price of such securities, and the proceeds to Champion from such sale, any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchanges on which such securities may be listed.

         If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold at various times in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices.

         Unless otherwise detailed in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to specific conditions precedent and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

         Underwriters and agents may be entitled under agreements entered into with Champion to indemnification by Champion against specific civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof. Underwriters and agents may be customers of, engage in transactions with, or perform services for Champion and its affiliates in the ordinary course of business.

         Each series of securities will be a new issue of securities and will have no established trading market other than the common stock which is listed on the NYSE, the Chicago Stock Exchange, and the Pacific Stock Exchange. Any common stock sold pursuant to a prospectus supplement will be listed on the NYSE, the Chicago Stock Exchange, and the Pacific Stock Exchange, subject to official notice of issuance. Any underwriters to whom securities are sold by Champion for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange.


                               LEGAL OPINIONS

         Legal matters relating to the securities offered hereby will be passed upon for Champion by Skadden, Arps, Slate, Meagher & Flom LLP. Legal matters as to Michigan law relating to the validity of the securities being offered hereby will be passed upon for Champion by Dykema Gossett PLLC.


                                  EXPERTS

         The consolidated financial statements of Champion Enterprises, Inc. incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended January 1, 2000, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


                                  PART II
                   INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the expenses to be borne by Champion in connection with the offerings described in this registration statement. All such expenses other than the Securities and Exchange Commission registration fee are estimates.

         Securities and Exchange Commission Registration Fee       $105,600
         Transfer Agents, Trustees and Depositary's
              Fees and Expenses...................................   15,000
         Printing and Engraving Fees and Expenses.................   50,000
         Accounting Fees and Expenses.............................   35,000
         Legal Fees...............................................  150,000
         Miscellaneous............................................   14,400

                     Total........................................ $370,000
                                                                   ========

ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Champion Enterprises, Inc. is organized under the Michigan Business Corporation Act (the "Michigan Act") which, in general, empowers Michigan companies to indemnify a person who is a party or is threatened to be made a party to any civil, criminal, administrative or investigative action, suit or proceeding (other than actions by or in the right of the Company) by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or of another enterprise at such Company's request, against expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection therewith if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company or its shareholders and, in the case of a criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Michigan Act also empowers Michigan companies to provide similar indemnity to such a person for expenses and amounts paid in settlement, actually and reasonably incurred, in actions or suits by or in the right of the Company except in respect of any claim, issue or matter as to which such person is found liable to the Company, unless (and then only to the extent that) the court determines that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity.

         Champion's bylaws generally require Champion to indemnify persons to the extent it is empowered to do so under the Michigan Act.

ITEM 16.  EXHIBITS

         The following is a list of all exhibits filed as a part of this registration statement on Form S-3, including those incorporated in this registration statement by reference.

Exhibit
Number                           Description of Exhibits
-------                          -----------------------


    1.1 The form of underwriting agreement will be filed as an exhibit to a current report of the registrant and incorporated in this registration statement by reference.
    4.1           Form of senior indenture.*
    4.2           Form of subordinated indenture.*
    4.3 The form of any senior debt security with respect to each particular series of senior debt securities issued hereunder will be filed as an exhibit to a current report of the registrant and incorporated in this registration statement by reference.
    4.4 The form of any subordinated debt security with respect to each particular series of subordinated debt securities issued hereunder will be filed as an exhibit to a current report of the registrant and incorporated in this registration statement by reference.
    4.5 The form of any certificate of designation with respect to any preferred stock issued hereunder will be filed as an exhibit to a current report of the registrant and incorporated in this registration statement by reference.
    4.6 The form of warrant agreement will be filed as an exhibit to a current report of the registrant and incorporated in this registration statement by reference.
    4.7 The form of any warrant with respect to each series of warrants will be filed as an exhibit to a current report of the registrant and incorporated in this registration statement by reference.
    4.8 The form of deposit agreement will be filed as an exhibit to a current report of the registrant and incorporated in this registration statement by reference.
    4.9 The form of any depositary receipt with respect to each series of depositary shares will be filed as an exhibit to a current report of the registrant and incorporated in this registration statement by reference.
    5.1           Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.*
    5.2           Opinion of Dykema Gossett PLLC.*
    12.1          Statement re: Computation of Ratio of Earnings to Fixed
                  Charges.*
    23.1          Consent of PricewaterhouseCoopers LLP, Independent
                  Accountants.*
    23.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).*
    23.3          Consent of Dykema Gossett PLLC (included in Exhibit
                  5.2).*
    24 Power of Attorney (included on signature page of the Registration Statement).*
    25.1 A Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the indentures.*


* Previously filed.

ITEM 17.  UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered in this registration statement, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered in this registration statement, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions detailed in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.


                                 SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, Champion Enterprises, Inc. has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Auburn Hills, in the State of Michigan on September 29, 2000.


                                            CHAMPION ENTERPRISES, INC.


                                            By            *
                                              ----------------------------
                                              Name:  Walter R. Young
                                              Title: President and Chief
                                                     Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed below by the following persons in the capacities indicated on September 29, 2000.





        Signatures                                         Title

*                                  Chairman of the Board of Directors,
-----------------------------      President and Chief Executive Officer
Walter R. Young                    (Principal Executive Officer)


*                                  Vice President and Controller (Principal
-----------------------------      Financial and Accounting Officer)
Richard Hevelhorst


*
-----------------------------
Robert W. Anestis                  Director


*
-----------------------------
Selwyn Isakow                      Director


*
-----------------------------
Brian D. Jellison                  Director


*
-----------------------------
Ellen R. Levine                    Director


*
-----------------------------
George R. Mrkonic                  Director


*
-----------------------------
Carl L. Valdiserri                 Director


*By:/s/ JOHN J. COLLINS, JR.
    ------------------------
       Attorney-in-fact



                                 SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, each of the registrants listed below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Auburn Hills, state of Michigan, on September 29, 2000.


    A-1 Homes Group, Inc., Accent Mobil Homes, Inc., Alpine Homes, Inc., American Transport, Inc., Art Richter Insurance, Inc., Bryan Mobil Homes, Inc., Cal-Nel, Inc., Care Free Homes, Inc., CHI, Inc., Central Mississippi Manufactured Housing, Inc., Champion Home Builders Co., Champion Retail, Inc., Chandeleur Homes, Inc., Cliff Ave. Investments, Inc., Colonial Housing, Inc., Country Estates Homes, Inc., Countryside Homes, Inc., Crest Ridge Homes, Inc., Dutch Housing, Inc., Factory Homes Outlet, Inc., Fleming County Industries, Inc., Gateway Acceptance Corp., Gateway Mobile & Modular Homes, Inc., Gateway Properties Corp., Grand Manor, Inc., Heartland Homes, Inc., Homes America Finance, Inc., Homes America of Arizona, Inc., Homes America of California, Inc., Homes America of Oklahoma, Inc., Homes America of Utah, Inc., Homes America of Wyoming, Inc., Homes America, Inc., Homes of Legend, Inc., Homes of Merit, Inc., I.D.A., Inc., Imperial Housing, Inc., Investment Housing, Inc., Iseman Corp., Jasper Mobile Homes, Inc., Lake Country Living, Inc., Lamplighter Homes, Inc., Lamplighter Homes (Oregon), Inc., M&J Southwest Development Corp., Manufactured Housing of Louisiana, Inc., Mobile Factory Outlet, Inc., Moduline International, Inc., Northstar Corporation, Philadelphia Housing Center, Inc., Prairie Ridge, Inc., Premier Housing, Inc., Redman Homes, Inc., Redman Industries, Inc., San Jose Advantage Homes, Inc., Southern Showcase Finance, Inc., Southern Showcase Housing, Inc., Star Fleet, Inc., Thomas Homes of Austin, Inc., Thomas Homes of Buda, Inc., Thomas Homes of Texas, Inc., Tom Terry Enterprises, Inc., Trading Post Mobile Homes, Inc., U.S.A. Mobile Homes, Inc., Victory Investment Company, Vidor Mobil Home Center, Inc., Western Homes Corporation, Whitworth Management, Inc., Wright's Mobile Homes, Inc.


                              By      *
                                ---------------------------------
                                Name:  Walter R. Young
                                Title: Chief Executive Officer




        Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed below by the following persons in the capacities indicated on September 29, 2000.



         Signatures                                Title

*                                 Chairman of the Board of Directors and Chief
-----------------------------     Executive Officer (Principal Executive
Walter R. Young                   Officer)


*                                 Chief Accounting Officer Principal
-----------------------------     (Financial and Accounting Officer)
Richard Hevelhorst


*
----------------------------
John J. Collins, Jr.              Director


*
----------------------------
Philip C. Surles                  Director


*By:/s/ JOHN J. COLLINS, JR.
    ------------------------
        Attorney-in-fact


                                 SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, each of the registrants listed below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Auburn Hills, state of Michigan, on September 29, 2000.


    Builders Credit Corporation, CAC Funding Corporation, Champion Financial Corporation, Crestpointe Financial Services, Inc., Service Contract Corporation



                                           By    *
                                             ---------------------------------
                                             Name:  Walter R. Young
                                             Title: Chief Executive Officer




        Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed below by the following persons in the capacities indicated on September 29, 2000.



       Signatures                                          Title


*                                  Chief Executive Officer and Chairman
----------------------------       of the Board of Directors (Principal
Walter R. Young                    Executive Officer)


*                                  Chief Accounting Officer (Principal
----------------------------       Financial and Accounting Officer)
Richard Hevelhorst


*
---------------------------
John J. Collins, Jr.               Director


*By:/s/ JOHN J. COLLINS, JR.
    ------------------------
       Attorney-in-fact



                                 SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, each of the registrants listed below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Auburn Hills, state of Michigan, on September 29, 2000.


    Champion Home Communities, Inc., Champion Motor Coach, Inc., Gem Homes, Inc., Redman Investment, Inc., Redman Retail, Inc., Regency Supply Company, Inc., The Okahumpka Corporation


                                        By       *
                                          -------------------------------
                                          Name:  Walter R. Young
                                          Title: Chief Executive Officer



        Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed below by the following persons in the capacities indicated on September 29, 2000.



        Signatures                                      Title

*                                 Chief Executive Officer and Chairman of the
----------------------------      Board of Directors (Principal Executive
Walter R. Young                   Officer)


*                                 Chief Accounting Officer (Principal Financial
----------------------------      and Accounting Officer)
Richard Hevelhorst


*
---------------------------
John J. Collins, Jr.              Director


*By:/s/ JOHN J. COLLINS, JR.
    ------------------------
       Attorney-in-fact


                                 SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, each of the registrants listed below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Auburn Hills, state of Michigan, on September 29, 2000.


    Redman Business Trust, Redman Homes Management Company, Inc., Redman Management Services Business Trust


                                   By  *
                                     ------------------------------------
                                     Name:  Walter R. Young
                                     Title: Chief Executive Officer



        Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed below by the following persons in the capacities indicated on September 29, 2000.


    Signatures                                       Title


*                                 Chief Executive Officer (Principal
-------------------------         Executive Officer)
Walter R. Young


*                                 Chief Accounting Officer and Director
-------------------------         (Principal Financial and Accounting Officer)
Richard Hevelhorst


*
------------------------
John J. Collins, Jr.              Director


*By:/s/ JOHN J. COLLINS, JR.
    ------------------------
        Attorney-in-fact


                                 SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, Auburn Champ, Inc. has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Auburn Hills, in the State of Michigan on September 29, 2000.


                                  AUBURN CHAMP, INC.



                                  By    *
                                     ---------------------------------
                                     Name:  Walter R. Young
                                     Title: Chief Executive Officer



        Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed below by the following persons in the capacities indicated on September 29, 2000.


       Signatures                                Title

*
-------------------------         Chief Executive Officer (Principal
Walter R. Young                   Executive Officer)


*                                 Chief Accounting Officer and Director
------------------------          (Principal Financial and Accounting Officer)
Richard Hevelhorst


*
------------------------          Chairman of the Board of Directors
Colleen T. Bauman


*By:/s/ JOHN J. COLLINS, JR.
    ------------------------
        Attorney-in-fact


                                 SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, HomePride Finance Corp. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Auburn Hills, in the State of Michigan on September 29, 2000.


                                           HOMEPRIDE FINANCE CORP.



                                           By   *
                                             -------------------------------
                                             Name:  Walter R. Young
                                             Title: Chief Executive Officer



        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on September 29, 2000.


       Signatures                                   Title


*                                 Chairman of the Board of Directors and Chief
-------------------------         Executive Officer (Principal Executive
Walter R. Young                   Officer)


*                                 Chief Accounting Officer (Principal Financial
-------------------------         and Accounting Officer)
Richard Hevelhorst


*
------------------------
Philip C. Surles                  Director


*By:/s/ JOHN J. COLLINS, JR.
    ------------------------
        Attorney-in-fact



                                 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Champion GP, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Auburn Hills, in the State of Michigan on September 29, 2000.

                             CHAMPION GP, INC.


                              By   *
                                 -----------------------------------------
                                 Name:   Walter R. Young
                                 Title:  Chief Executive Officer



        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on September 29, 2000.



       Signatures                               Title


*                                Chairman of the Board of Directors and Chief
------------------------         Executive Officer (Principal Executive
Walter R. Young                  Officer)


*                                Chief Accounting Officer (Principal Financial
------------------------         and Accounting Officer)
 Richard Hevelhorst


*
------------------------
 John J. Collins, Jr.            Director


*
------------------------
Philip C. Surles                 Director


*By:/s/ JOHN J. COLLINS, JR.
    ------------------------
        Attorney-in-fact




                                 SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, Genesis Home Centers, Limited Partnership has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Auburn Hills, in the State of Michigan on September 29, 2000.


                                  GENESIS HOME CENTERS, LIMITED PARTNERSHIP

                                  By:  CHAMPION GP, INC., its General Partner


                                       By *
                                         -----------------------------------
                                         Name:  Walter R. Young
                                         Title: Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on September 29, 2000.



       Signatures                                    Title


*                              Chairman of the Board of Directors and Chief
-------------------------      Executive Officer (Principal Executive Officer)
Walter R. Young


*                              Chief Accounting Officer (Principal Financial
-------------------------      and Accounting Officer)
Richard Hevelhorst


*
-------------------------
John J. Collins, Jr.           Director


*
-------------------------
Philip C. Surles               Director


*By:/s/ JOHN J. COLLINS, JR.
    ------------------------
        Attorney-in-fact




EXHIBIT INDEX


Exhibit
Number                          Description of Exhibits


    1.1 The form of underwriting agreement will be filed as an exhibit to a current report of the registrant and incorporated in this registration statement by reference.
    4.1   Form of senior indenture.*
    4.2   Form of subordinated indenture.*
    4.3 The form of any senior debt security with respect to each particular series of senior debt securities issued hereunder will be filed as an exhibit to a current report of the registrant and incorporated in this registration statement by reference.
    4.4 The form of any subordinated debt security with respect to each particular series of subordinated debt securities issued hereunder will be filed as an exhibit to a current report of the registrant and incorporated in this registration statement by reference.
    4.5 The form of any certificate of designation with respect to any preferred stock issued hereunder will be filed as an exhibit to a current report of the registrant and incorporated in this registration statement by reference.
    4.6 The form of warrant agreement will be filed as an exhibit to a current report of the registrant and incorporated in this registration statement by reference.
    4.7 The form of any warrant with respect to each series of warrants will be filed as an exhibit to a current report of the registrant and incorporated in this registration statement by reference.
    4.8 The form of deposit agreement will be filed as an exhibit to a current report of the registrant and incorporated in this registration statement by reference.
    4.9 The form of any depositary receipt with respect to each series of depositary shares will be filed as an exhibit to a current report of the registrant and incorporated in this registration statement by reference.
    5.1   Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.*
    5.2   Opinion of Dykema Gossett PLLC.*
    12.1  Statement re: Computation of Ratio of Earnings to Fixed Charges.*
    23.1  Consent of PricewaterhouseCoopers LLP, Independent Accountants.*
    23.2  Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in
          Exhibit 5.1).*
    23.3  Consent of Dykema Gossett PLLC (included in Exhibit 5.2).*
    24 Power of Attorney (included on signature page of the Registration Statement).*
    25.1 A Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the indentures.*


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* Previously filed.